OPTION AGREEMENT

          This OPTION AGREEMENT is dated May 14, 1997 ("this Agreement"), by and among Snake River Sugar Company, an Oregon cooperative corporation (the "Company"), Valhi, Inc., a Delaware corporation ("Valhi") and the holder of the Company's 10.8% Senior Notes due 2009 (the "Senior Notes") whose name is set forth on the signature page of this Agreement (the "Noteholder").

                                    RECITALS

          In connection with Valhi's $80,000,000 subordinated loan to the Company pursuant to the terms of a Loan Agreement, as amended and restated as of the date of this Agreement, between Valhi and the Company (the "Loan Agreement"), and the Noteholder's acquisition of certain Senior Notes from the Company pursuant to the terms of a Note Purchase Agreement dated as of the date of this Agreement between Noteholder and the Company (the "Note Purchase Agreement"), the Noteholder has agreed to grant Valhi the right to acquire the Senior Notes owned or held by Noteholder (the "Option Notes"), pursuant to and on the terms and conditions set forth in this Agreement. This Agreement is a condition to the effectiveness of each of the Note Purchase Agreement and the Loan Agreement.

          Now, therefor, in consideration of the foregoing and for other good and sufficient consideration, receipt of which is hereby acknowledged, the parties agree as follows:

          1.   Grant of Option.  The Noteholder hereby grants to Valhi an irrevocable option (the "Option") to purchase all but not less than all of the Option Notes (including any principal, interest or other amounts owing to Noteholder from the Company in respect of the Option Notes). The exercise price of the Option (the "Exercise Price") shall be an amount in cash equal to the sum of (i) the principal outstanding on Option Notes, (ii) all accrued interest on Option Notes, and (iii) the applicable Make Whole Amount (as defined in the Note Purchase Agreement), in each case as of the closing referred to in Section 3.

          2.   Exercise of Option.  The Option may be exercised by Valhi in whole and not in part at any time after the date of this Agreement, subject to the condition that, prior to or concurrently with such exercise, Valhi acquire all other Senior Notes issued by the Company pursuant to the note purchase agreements dated as of the date of this Agreement. If Valhi wishes to exercise the Option, Valhi shall send a written notice to Noteholder specifying the Exercise Price and the place, date and time (but not earlier than 10 Business Days (as defined in the Note Purchase Agreement) from the date such notice is given) for the closing of such purchase. The parties' obligations in connection with the exercise of the Option are subject to compliance with applicable legal requirements. Upon request of Valhi, the Company shall promptly take all action required to effect the exercise of the Option (including certifying to Valhi, upon request, information concerning the outstanding principal, accrued interest and applicable Make Whole Amount of the Option Notes, any defaults or events of default under the Senior Notes and any other information requested).

          3.   Closing of the Option and Transfer of the Option Notes.  At the

closing of the exercise of the Option pursuant to this Agreement, Noteholder shall deliver to the Company the Option Notes, in proper form for transfer, and the Company will issue a new Senior Note to Valhi in the principal amount of the Senior Note being purchased. At such closing, Valhi will purchase and pay for the Option Notes being purchased from Noteholder by wire transfer to the Noteholder of cash in an amount equal to the Exercise Price.

          4.   Representations and Warranties of Valhi.   Valhi represents and

warrants to Noteholder that (a) Valhi is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform this Agreement; (b) this Agreement has been duly authorized by all necessary corporate action on the part of Valhi; (c) Valhi is not subject to or obligated under any provision of
(i) its Certificate of Incorporation or By-Laws, (ii) any contract, (iii) any license, franchise or permit or (iv) any law, regulation, order, judgment or decree, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated hereby, and (d) any acquisition of the Option Notes pursuant to the terms and conditions of this Agreement shall be for Valhi's own account and not with a view to distribution of the Option Notes. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the execution, delivery and performance by Valhi of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

          5.   Representations and Warranties of Noteholder.  Noteholder

represents and warrants to Valhi that (a) Noteholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to enter into and perform this Agreement; (b) this Agreement has been duly authorized by all necessary corporate action on the part of Noteholder; (c) Noteholder is not subject to or obligated under any provision of (i) its charter or bylaws,
(ii) any contract, (iii) any license, franchise or permit or (iv) any law, regulation, order, judgment or decree, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated hereby; and
(d) when the Option Notes are delivered by Noteholder to Valhi upon exercise of the Option and payment of the Exercise Price, Noteholder will deliver good, legal and valid title in and to the Option Notes, free and clear of any claims, liens, encumbrances, security interests and charges of any nature whatsoever (other than any such claims, liens, encumbrances, security interests and charges created by Valhi). As of the date of this Agreement, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the execution, delivery and performance by Noteholder this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

          6.   Legend.  Upon execution of this Agreement, the Company and

Noteholder shall place the following legend in a conspicuous place on the Option
Notes:

"This Note is subject to the terms and conditions of that certain Option Agreement dated May 14, 1997, by and between the issuer, Valhi, Inc. and the holder of this Note."

          7.   Amendment; Assignment.  This Agreement may not be modified,

amended, altered or supplemented except by a writing signed by Valhi and Noteholder. Each of the provisions of this Agreement shall be binding upon Noteholder and its successors and assigns. Valhi may not assign any of its rights or obligations under this Agreement (other than to any affiliate of Valhi) without the prior written consent of Noteholder.

          8.   Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, except as otherwise provided in this Agreement, shall be deemed to have been duly given if so given) if delivered in person, by cable, telegram, facsimile, or sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

If to Noteholder (at the address specified on Schedule I to this Agreement)

If to Valhi:
Valhi, Inc.
Three Lincoln Centre, Suite 1700,
5430 LBJ Freeway,
Dallas, Texas 75240
Attn: General Counsel

If to the Company:
Snake River Sugar Company
2427 Lincoln Avenue
PO Box 1520
Ogden, Utah 84402
Attn: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          9.   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

          10.  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

          11.  Binding Effect.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          12.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

          13.  Termination.  This Agreement shall terminate upon the repayment in full of the Option Notes.

          14.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          15.  Further Assurances.  The parties will execute and deliver such documents and take such action reasonably deemed necessary or desirable to more effectively complete and evidence the sale and transfer of the Option Notes pursuant to this Agreement.

          16.  Miscellaneous.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, subsections and clauses refer to Sections, subsections and clauses of this Agreement unless otherwise stated.
          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                              Valhi, Inc.


                              By: _____________________________
                               Steven L. Watson, Vice President


                              The Prudential Insurance Company of America


                              By: _____________________________
                                 Jeffrey L. Dickson, Senior Vice President


                              Snake River Sugar Company


                              By: _____________________________
                              Its:______________________________


24265


                       Schedule I - Address of Noteholder

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Embarcadero Center
Suite 2700
San Francisco, California 94111
Attn: James F. Evert, Assistant General Counsel



          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                              Valhi, Inc.


                              By: _____________________________
                               Steven L. Watson, Vice President


                              Connecticut General Life Insurance Company
                              By CIGNA Investments, Inc.

                              By:_____________________________
                              Name:__________________________
                              Title: ___________________________


                              Snake River Sugar Company


                              By: _____________________________
                                 Allan M. Lipman, Jr., President




24265


          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                              Valhi, Inc.


                              By: _____________________________
                               Steven L. Watson, Vice President


                              Life Insurance Company of North America
                              By CIGNA Investments, Inc.

                              By:_____________________________
                              Name:__________________________
                              Title: ___________________________


                              Snake River Sugar Company


                              By: _____________________________
                                 Allan M. Lipman, Jr., President

24265


                       Schedule I - Address of Noteholder

CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, CT  06152-2307
Attn:     Private Securities Division - S-307
     Ms. Mary S. Law

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                              Valhi, Inc.


                              By: _____________________________
                               Steven L. Watson, Vice President


                              The Minnesota Mutual Life Insurance Company
                              By:  MIMLIC Asset Management Company


                              By:_____________________________
                              Name:__________________________
                              Title: ___________________________


                              Snake River Sugar Company


                              By: _____________________________
                                 Allan M. Lipman, Jr., President



24265


                       Schedule I - Address of Noteholder

MIMLIC Asset Management Company
400 Robert Street North, #1000
St. Paul, Minnesota 55101
Attn: Ron Sandquist